UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

Grand Canyon Education, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, the compensation committee of the board of directors of Grand Canyon Education, Inc. (the “Company”) adopted an amendment to the Company’s previously approved performance-based cash bonus plan (the “Cash Incentive Plan”). The Cash Incentive Plan was described in a Current Report on Form 8-K, filed by the Company on March 25, 2009, and is incorporated herein by reference.

Under the Cash Incentive Plan, as in effect for 2009, each of the Company’s named executive officers earned cash bonuses, 80% of which were based on the achievement of financial metrics and 20% of which were based on the achievement of specific individual performance goals. In view of the importance to the Company of continuing growth in 2010 and future years, the compensation committee has determined to adjust the relative weighting of the financial performance metrics under the Cash Incentive Plan, so that the financial metrics, which account for 80% of a named executive officer’s target bonus, will be based 50% on revenue (instead of the 37.5% in 2009) and 50% on Adjusted EBITDA (instead of the 62.5% in 2009). For 2010 and future years, the financial metrics bonus matrix will be as follows:

Goal	Threshold	Target	Maximum
Revenue goal (50.0% of financial metric)	95% of budget	100% of budget	105% of budget
Adjusted EBITDA (50.0% of financial metric)	95% of budget	100% of budget	107% of budget
Bonus payout as a % of Target Bonus	50%	100%	150%

All other provisions of the Cash Incentive Plan remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: March 23, 2010

By: /s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)